Explanatory Note

OriginClear, Inc. has filed this Form 1-A/A POS solely for the purpose of filing Exhibits 4.1 and 12.1.

PART III—EXHIBITS

Exhibit	Description

2.1	Articles of Incorporation (1)
2.2	Certificate of Change (2)
2.3	Certificate of Amendment filed with the Secretary of State of Nevada on June 14, 2012 (3)
2.4	By-laws (1)
2.5	Form of Certificate of Amendment of OriginOil, Inc. filed with the Secretary of State of Nevada on August 14, 2014 (4)
2.6	Certificate of Amendment filed with Secretary of State of Nevada on April 13, 2015 (5)
2.7	Certificate of Designation of Series A Preferred Stock (6)
2.8	Certificate of Designation of Series B Preferred Stock (6)
2.9	Certificate of Amendment filed with the Secretary of State of Nevada on March 29, 2016 (7)
2.10	Certificate of Amendment filed with the Secretary of State of Nevada on August 12, 2016 (8)
2.11	Certificate of Designation of Series C Preferred Stock (9)
2.12	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock (10)
2.13	Certificate of Amendment filed with the Secretary of State of Nevada on April 7, 2017 (11)
2.14	Certificate of Amendment filed with the Secretary of State of Nevada on June 30, 2017 (12)
2.15	Certificate of Amendment filed with the Secretary of State of Nevada on December 1, 2017 (13)
2.16	Certificate of Amendment filed with the Secretary of State of Nevada on April 13, 2018 (14)
2.17	Certificate of Designation of Series D Preferred Stock (14)
2.18	Certificate of Designation of Series D-1 Preferred Stock (14)
2.19	Certificate of Amendment filed with the Secretary of State of Nevada on August 13, 2018 (15)
2.20	Certificate of Designation of Series E Preferred Stock (16)
2.21	Certificate of Designation of Series F Preferred Stock (16)
2.22	Certificate of Designation of Series G Preferred Stock (17)
2.23	Certificate of Designation of Series I Preferred Stock (18)
2.24	Certificate of Designation of Series J Preferred Stock (18)
2.25	Certificate of Amendment filed with the Secretary of State of Nevada on April 23, 2019 (19)
2.26	Certificate of Designation of Series K Preferred Stock (20)
2.27	Certificate of Designation of Series L Preferred Stock (20)
2.28	Certificate of Withdrawal of Certificate of Designation of Series D Preferred Stock (27)
2.29	Amended and Restated Certificate of Designation of Series M Preferred Stock (28)
2.30	Certificate of Designation of Series O Preferred Stock (29)
2.31	Certificate of Designation of Series P Preferred Stock (29)
4.1	Form of Subscription Agreement for offering
6.1	Non-Statutory Stock Option Agreement dated October 6, 2015 (21)
6.2	OriginClear, Inc. 2015 Equity Incentive Plan (22)
6.3	Amended and Restated Non-Statutory Stock Option Agreement dated October 6, 2015 between T. Riggs Eckelberry and the Company (23)
6.4	Form of Restricted Stock Award between OriginClear, Inc. and T. Riggs Eckelberry (24)
6.5	Form of Restricted Stock Award between OriginClear, Inc. and T. Riggs Eckelberry (25)
6.8	Form of Restricted Stock Agreement (26)
6.9	Broker-Dealer Agreement between the Company and Dalmore Group, LLC (previously filed)
11.1	Consent of Liggett & Webb, P.A. (previously filed)
11.2	Consent of M&K CPAS, PLLC (previously filed)
11.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 12.1)
12.1	Opinion of Sichenzia Ross Ference LLP

(1)	Incorporated by reference to the Company’s Form SB-2 filed with the SEC on December 11, 2007.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2011.

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(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2012.
(4)	Incorporated by reference to the Company’s Current Report on Form 10-Q filed with the SEC on August 14, 2014.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2015.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 4, 2016.
(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2017.
(10)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2017.
(11)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2017.
(14)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2018.
(15)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.
(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2018.
(17)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2019.
(18)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2019.
(19)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 25, 2019.
(20)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 19, 2019.
(21)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015.
(22)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015.
(23)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2016.
(24)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016.
(25)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016.
(26)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2018.
(27)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 21, 2019.
(28)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 6, 2020.
(29)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on August 17, 2020.

ORIGINCLEAR, INC.

By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ T. Riggs Eckelberry	August 17, 2020
T. Riggs Eckelberry
Chief Executive Officer, Acting Chief Financial Officer, and Director (principal executive officer, principal financial officer, and principal accounting officer)

/s/ Anthony Fidaleo	August 17, 2020
Anthony Fidaleo Director

/s/ Jean-Louis Kindler	August 17, 2020
Jean-Louis Kindler
Director

/s/ Byron Elton	August 17, 2020
Byron Elton
Director

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